UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2023, after the close of business, Mr. Robert William Bennett is the Chief Executive Officer and a director of Innovative Food Holdings, Inc. (the “Company”). As previously described in a Current Report on Form 8-K filed on February 7, 2023 (the “Prior 8-K”), the Company entered into an Executive Employment Agreement with Mr. Bennett.

Mr. Bennet, age 41, was most recently Vice President of eCommerce for The Kroger Co. from 2020 until 2023. In this role, he was responsible for the company’s $10 billion eCommerce business, leading cross-functional partners in marketing, merchandising, product management, supply chain, technology, and analytics to develop and lead a robust eCommerce go-to-market and growth strategy across the enterprise. Mr. Bennett joined Kroger from Walmart where he served for seven years, from 2013 to 2020, in a variety of eCommerce and store leadership roles, including finance, merchandising, strategy, analytics, and product management. Prior to Walmart, from 2011 to 2013, Mr. Bennett led the pricing strategy team at S.C. Johnson and served in a variety of leadership roles at General Mills from 2006 to 2011. Mr. Bennett received a bachelor’s degree in Business Management with an emphasis in Finance from Brigham Young University and an MBA from the Fuqua School of Business at Duke University.

Prior to Mr. Bennett joining the Company he was not a party to any material transactions with the Company, nor does he have any family relationship (as defined in Item 401 to Regulation S-K) with any director or executive officer of the Company.

As per an agreement previously described in the Prior 8-K, after the close of business on February 28, 2023, Mr. Sam Klepfish resigned as the Chief Executive Officer of the Company although he will remain as a director and Chairman.

Effective March 1, 2023, Mr. Justin Wiernasz is resigning as our Director of Strategic Acquisitions and as a director. Mr. Wiernasz submitted a letter of resignation stating that his resignation was for personal reasons and not for any policy dispute. A copy of that letter is filed herewith as an exhibit.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	Letter of resignation from Mr. Wiernasz dated February 28, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: February 28, 2023
By: /s/ SAM KLEPFISH Sam Klepfish, CEO